BYLAWS

                                       OF

                           CURTICE BURNS FOODS, INC.

                                   ARTICLE I

                                  Shareholders


Section 1.1. Annual Meetings. A meeting of shareholders shall be held annually for the election of directors and the transaction of other business on such date as may be designated by the Board of Directors from time to time.

Section 1.2. Special Meetings. Special meetings of shareholders may be called at any time by the Board of Directors, the Chairman of the Board, if any, or the President.

Section 1.3. Place of Meetings. Meetings of shareholders shall be held at such place, within or without the State of New York, as may be fixed by the Board of Directors. If no place is fixed, such meetings shall be held at the principal office of the Corporation in the State of New York.

Section 1.4 Notice of Meetings. Written notice of each meeting of shareholders shall be given stating the place, date and hour of the meeting. Notice of a special meeting of shareholders shall state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by or at the direction of the person or persons calling the meeting.

If, at any meeting of shareholders, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the New York Business Corporation Law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect and shall be accompanied by a copy of Section 623 or an outline of its material terms.

A copy of the notice of each meeting of shareholders shall be given, personally or by first class mail, not fewer than ten nor more than fifty days before the date of the meeting, provided, however, that a copy of such notice may be given by third class mail not fewer than twenty-four nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him


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be mailed to some other address, then directed to him at such other address.

When a meeting of shareholders is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under the preceding paragraphs of this Section 1.4.

Section 1.5. Waiver of Notice. Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

Section 1.6. Inspectors. Voting at meetings of shareholders need not be conducted by inspectors unless a shareholder present in person or by proxy and entitled to vote at such meeting so requests. The Board of Directors, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.


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Section 1.7. List of Shareholders at Meetings.  A list of shareholders as of the record date, certified by the Secretary or any Assistant Secretary or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

Section 1.8. Qualification of Voters. Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders, unless otherwise provided in the certificate of incorporation or by law. If the certificate of incorporation or law provides for more or less than one vote for any share on any matter, every reference in these by-laws to a majority or other proportion of shares shall be construed to refer to such majority or other proportion of the votes of such shares.

Treasury shares as of the record date and shares held as of the record date by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held as of the record date by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

Shares held by an administrator, executor, guardian, conservator, committee or other fiduciary, except a trustee, may be voted by him, either in person or by proxy, without transfer of such shares into his name. Shares held by a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee or into the name of his nominee.

Shares held by or under the control of a receiver may be voted by him without the transfer thereof into his name if authority so to do is contained in an order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee.

Redeemable shares which have been called for redemption shall not be deemed to be outstanding shares for the purpose of voting or determining the total number of shares entitled to vote on any matter on and after the date on which written notice of redemption has been sent to holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with

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irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the by-laws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine.

If shares are registered on the record of shareholders of the Corporation in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointment them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(1) If only one votes, the vote shall be accepted by the Corporation as the vote of all;

(2) If more than one vote, the act of the majority so voting shall be accepted by the Corporation as the vote of all;

(3) If more than one vote, but the vote is equally on any particular matter, the vote shall be accepted by the Corporation as a proportionate vote of the shares; unless the Corporation has evidence, on the record of shareholders or otherwise, that the shares are held in a fiduciary capacity. Noting in this paragraph shall alter any requirement that the exercise of fiduciary powers be by act of a majority, contained in any law applicable to such exercise of powers (including section 10-10.7 of the Estates, Powers and Trusts Law of the State of New York);

(4) When shares as to which the vote is equally divided are registered on the record of shareholders of the Corporation in the name of, or have passed by operation of law or by virtue of any deed or trust or other instrument to two or more fiduciaries, any court having jurisdiction of their accounts, upon petition by any of such fiduciaries or by any party in interest, may direct the voting of such shares for the best interest of the beneficiaries. This subparagraph shall not apply in any case where the instrument or order of the court appointing fiduciaries shall otherwise direct how such shares shall be voted; and

(5) If the instrument or order furnished to the Secretary of the Corporation shows that a tenancy is held in unequal interests, a majority or equal division for the purposes of this paragraph shall be a majority or equal division in interest.

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Section  1.9.  Quorum of  Shareholders.  The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

The shareholders present may adjourn the meeting despite the absence of a quorum.

Section 1.10 Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or any Assistant Secretary.

A shareholder shall not sell his vote or issue a proxy to vote to any person for any sum of money or anything of value except as permitted by law.

Section 1.11. Vote or Consent of Shareholders. Directors shall, except as otherwise required by law or by the certificate of incorporation, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law or by the certificate of incorporation, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

Section 1.12. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any

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dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

If no record date is fixed: (1) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; and (2) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section 1.12, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.


                                   ARTICLE II

                               Board of Directors

Section 2.1. Power of Board and Qualification of Directors. The business of the Corporation shall be managed under the direction of the Board of Directors. Each director shall be at least eighteen years of age.

Section 2.2. Number of Directors. The Board of Directors shall consist of such number of members, not less than three, as may be fixed from time to time by vote of a majority of the entire Board; provided, however, that if all the shares of the Corporation are owned beneficially and of record by less than three shareholders, the number of directors may be fixed by such a vote at less than three, but not less than the number of shareholders.

Section 2.3. Election and Term of Directors. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting except as otherwise permitted by law and until their successors have been elected and qualified.

Section 2.4. Quorum of Directors. Unless a greater proportion is required by the certificate of incorporation, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business. Except where otherwise provided by law or in the certificate of incorporation or these by-laws, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.

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Section 2.5.  Board or Committee  Action.  Unless  otherwise  restricted  by the certificate of incorporation or these by-laws, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or the committee shall be filed with the minutes of the proceedings of the Board or the committee.

Any one or more members of the Board of Directors or committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.

Section 2.6. Regular Meetings. Regular meetings of the Board of Directors may be held at such places, within or without the State of New York, and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

Section 2.7. Special Meetings. Special meetings of the Board of Directors may be held at any time or place, within or without the State of New York, whenever called by the Chairman of the Board, if any, by the Vice Chairman of the Board, if any, by the President or by any two directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

Section 2.8. Resignation. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board or the Vice-Chairman of the Board, if any, or the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

Section 2.9. Removal of Directors. Any one or more of the directors may be removed for cause by action of the Board of Directors. Any or all of the directors may be removed with or without cause by vote of the shareholders.

Section 2.10. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors without cause may be filled by vote of the Board. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by vote of a majority of the directors then in office. Vacancies occurring by reason of the removal of directors without cause by the shareholders shall be filled by vote of the

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shareholders.  A  director  elected  to fill a  vacancy,  unless  elected by the shareholders, shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until his successor has been elected and qualified.

Section 2.11. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the President, or in their absence by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.12. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.


                                  ARTICLE III

                         Executive and Other Committees

Section 3.1. Executive and Other Committees of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters:

(1) The submission to shareholders of any action that needs shareholders' approval;

(2) The appointment of any person to a vacancy in the Board or in any committee thereof;

(3) The fixing of compensation of the directors for serving on the Board or on any committee thereof;

(4) The amendment or repeal of the by-laws, or the adoption of new by-laws;

(5) The amendment or repeal of any resolution of the Board which, by its terms, shall not be so amendable or repealable; or

(6)  The removal or indemnification of directors.


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The Board of Directors may designate one or more directors as alternate  members of any such committee, who may replace any absent member or members at any meeting of such committee.

Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present or the unanimous written consent of all members thereof shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws. Each committee shall keep regular minutes of its proceedings and report the same to the Board.

Each such committee shall serve at the pleasure of the Board of Directors. Any member of a committee may be removed at any time, with or without cause, by the affirmative vote of a majority of the entire Board.


                                   ARTICLE IV

                                    Officers

Section 4.1. Officers. The officers of the Corporation shall be chosen by the Board. As soon as practicable after the annual meeting of shareholders in each year, the Board of Directors shall elect or appoint a President, a Secretary and a Treasurer, and it may, if it so determines, elect or appoint from among its members a Chairman of the Board and one or more Vice-Chairmen of the Board. The Board may also elect or appoint one or more Vice-Presidents, Assistant Vice-Presidents, Assistant Secretaries and Assistant Treasurers and may give any of them such further designations or alternate titles as it considers desirable. Any two or more offices may be held by the same person, except the offices of President and Secretary.

Section 4.2. Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing or appointing any officer, each officer shall hold office until the meeting of the Board of Directors following the next succeeding annual meeting of shareholders and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the Chairman of the Board, if any, or the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless

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otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of the officer, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

Section 4.3. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties in the management of the Corporation as shall be stated in these by-laws or in a resolution of the Board of Directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board.

Section 4.4. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the shareholders at which he shall be present. He shall have and may exercise such powers and perform such other duties as are assigned to him by the Board from time to time or as may be provided by law.

Section 4.5. Vice-Chairman of the Board. In the absence of the Chairman of the Board, the Vice-Chairman of the Board or Vice- Chairmen of the Board, if any, shall preside at all meetings of the Board of Directors and of the shareholders at which he or they shall be present. If there be more than one Vice-Chairman of the Board, the Board may determine the order in which the Vice-Chairmen of the Board shall so preside. The Vice-Chairman of the Board or Vice-Chairmen of the Board shall have and may exercise such powers and perform such other duties as are assigned to him or them by the Board from time to time or as may be provided by law.

Section 4.6. President. In the absence of the Chairman of the Board and all Vice-Chairmen of the Board, if any, the President shall preside at all meetings of the Board of Directors and of the shareholders at which he shall be present; he shall be the chief executive officer and shall have general charge and supervision of the business of the Corporation; and, in general, he shall perform all duties incident to the office of president of a corporation, and in addition shall have and may exercise such other powers and perform such other duties as are assigned to him by the Board from time to time or as may be provided by law.

Section 4.7. Vice-Presidents. The Vice-President or Vice- Presidents, at the request of the President or in his absence or during his inability to act, shall perform the duties of the President, and when so acting shall have the powers of the President. If there be more than one Vice-President, the Board of

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Directors may determine which one or more of the  Vice-Presidents  shall perform any of such duties; or if such determination is not made by the Board, the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties. The Vice-President or Vice-Presidents shall have and may exercise such other powers and perform such other duties as are assigned to him or them by the Board or the President from time to time or as may be provided by law.

Section 4.8. Secretary. The Secretary shall have the duty to record all the proceedings of the meetings of the shareholders, Board of Directors and any committee in a book to be kept for that purpose; he shall see that all notices are duly given in accordance with the provision of these by-laws or as required by law; he shall be custodian of the records of the Corporation; he may affix the corporate seal to any document the execution of which, on behalf of the Corporation, is duly authorized, and when so affixed may attest the same; and, in general, he shall perform all duties incident to the office of secretary of a corporation, and shall have and may exercise such other powers and shall perform such other duties as are assigned to him by the Board or the President from time to time or as may be provided by law.

Section 4.9. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors; if required by the Board, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the Board may determine; he shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation and shall render to the President and to the Board, whenever requested, an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of treasurer of a corporation, and shall have any may exercise such other powers and shall perform such other duties as are assigned to him by the Board or the President from time to time or as may be provided by law.

Section 4.10. Other Officers. The other officers of the Corporation, if any, shall have such authority and perform such duties in the management of the Corporation as shall be stated in a resolution of the Board of Directors and which are not inconsistent with these by-laws, and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board.

Section 4.11. Fidelity Bonds. If required by the Board, any officer shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board, for the faithful

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performance  of the  duties  of his  office,  and  for  the  restoration  to the
Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.


                                   ARTICLE V

                                Indemnification

Section 5.1. Indemnification. The Corporation shall indemnify any person made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or serves or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding or any appeal thereon to the full extent permitted by the New York Business Corporation Law. Expenses incurred in defending a civil or criminal action or proceeding shall be paid by the Corporation in advance of the final disposition of such action or proceeding to the extent, if any, authorized by the Board in accordance with the provisions of said Business Corporation Law, upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in these by-laws or to repay such amount to the extent the expenses so advanced by the Corporation or allowed by a court exceed the indemnification to which he is entitled. The Corporation shall provide such other indemnification to the directors and officers of the Corporation as may, from time to time, be provided pursuant to resolutions duly adopted by the Board of Directors of the Corporation.


                                   ARTICLE VI

             Forms of Certificates and Loss and Transfer of Shares

Section 6.1. Forms of Share Certificates. The shares of the Corporation shall be represented by certificates or shall be uncertified shares. Certificates shall be signed by the Chairman or a Vice-Chairman of the Board or the President or a Vice- President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by

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



a registrar other than the Corporation itself or its employee or if the shares are listed on a registered national security exchange. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Each certificate representing shares issued by the Corporation which is authorized to issue shares of more than one class shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and the designation, relative rights, preferences and limitations of each series of any class of preferred shares authorized to be issued in series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

Each certificate representing shares shall state upon the fact thereof:

(1) That the Corporation is formed under the laws of the State of New York;

(2)  The name of the person or persons to whom issued; and

(3) The number and class of shares, and the designation of the series, if any, which such certificate represents.

Unless otherwise provided by the articles of incorporation or these by-laws, the Board of Directors of the Corporation may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the two immediately preceding paragraphs of this section. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 6.2. Lost, Stolen or Destroyed Share Certificate. Any person claiming a certificate for shares to be lost, stolen or destroyed shall furnish proof of that fact satisfactory to an officer of the Corporation, and shall give the Corporation a bond

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



of indemnity in form and amount and with one or more sureties satisfactory to such officer, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed. The Board may at any time authorize the issuance of a new certificate to replace a certificate alleged to be lost, stolen or destroyed upon such other lawful terms and conditions as the Board shall prescribe.

Section 6.3. Transfers of Shares. Transfer of shares shall be made on the books of the Corporation only by the person named in the certificate or by his attorney, lawfully constituted in writing, and upon surrender of the certificate therefor, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require.

Section 6.4. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of New York.


                                  ARTICLE VII

                                 Other Matters

Section 7.1. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

Section 7.2. Corporate Seal. The Board of Directors may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

Section 7.3. When Notice or Lapse of Time Unnecessary. Whenever for any reason the Corporation or the Board of Directors or any committee thereof is authorized to take any action after notice to any person or persons or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of such period of time if at any time before or after such action is completed the person or persons entitled to such notice or entitled to participate in the action to be taken or, in the case of a shareholder, his attorney-in-fact, submit a signed waiver of notice of such requirements.

Section 7.4. Books to be Kept. The Corporation shall keep (a) correct and complete books and records of account, (b) minutes of the proceedings of the shareholders, Board of Directors and committees thereof, if any, and (c) a current list of the directors

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



and officers and their residence addresses; and the Corporation shall also keep at its principal office in the State of New York or at the office of its transfer agent or registrar in the State of New York, if any, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 7.5. Interest of Directors and Officers in Transactions. In the absence of fraud, no contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers, or have a substantial financial interest, shall be either void or voidable, for this reason alone or by reason alone that such director or directors are present at the meeting of the Board, or of a committee thereof, which approves such contract or transaction, or that their votes are counted for such purpose:

(1) If the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board of Directors or a committee thereof, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director or, if the votes of the disinterested directors are insufficient to constitute an act of the Board under Section 2.4 of these by-laws, by unanimous vote of the disinterested directors; or

(2) If the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders.

If such good faith disclosure of material facts as to the director's interest in the contract or transaction and as to such common directorship, officership or financial interest is made to the directors or shareholders, or known to the Board of Directors or the committee or shareholders approving such contract or transaction, as provided above, the contract or transaction may not be avoided by the Corporation for the reasons set forth above.

If there was no such disclosure or knowledge, or if the vote of such interested director was necessary for the approval of such contract or transaction at a meeting of the Board or committee at which it was approved, the Corporation may avoid the contract or transaction unless the party or parties thereto shall establish affirmatively that the contract or transaction was fair and reasonable as to the Corporation at the time it was approved by the Board, a committee thereof or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which approves such contract or transaction.

Notwithstanding the foregoing, no loan, except advances in connection with indemnification, shall be made by the Corporation to any director unless it is authorized by vote of the shareholders. For this purpose, shares of the director who would be the borrower shall not be shares entitled to vote.

Section 7.6. Powers of Execution.

(a) All checks and other demands for money and notes and other instruments for the payment of money shall be signed on behalf of the Corporation by such officer or officers or by such other person or persons as the Board may designate from time to time.

(b) All contracts, deeds and other instruments to which the seal of the Corporation is affixed shall be signed on behalf of the Corporation by the Chairman of the Board, by the Vice Chairman of the Board, by the President, by any Vice President, or by such other person or persons as the Board may designate from time to time, and shall be attested by the Secretary or an Assistant Secretary.

(c) All other contracts, deeds and instruments shall be signed on behalf of the Corporation by the Chairman of the Board, by the Vice Chairman of the Board, by the President, by any Vice President, or by such other person or persons as the Board or the President may designate from time to time.

(d) All shares of stock owned by the Corporation in other corporations shall be voted on behalf of the Corporation by the President or by such other person or persons as the Board may designate from time to time.

Section 7.7. Notices. Whenever, under the provisions of these by-laws, notice is required to be given to any director or shareholder, such notice may be given in writing (a) in person, (b) by mail, by depositing the same in the United States mail, postage prepaid, addressed to such director or shareholder at such address as appears on the records of the Corporation (or, in the case of any shareholder, at such other address as he may have specified in a written request filed with the Secretary), and such notice shall be deemed to be given on the day it is so mailed.

Section 7.8. Amendment of Bylaws. Bylaws of the Corporation may be adopted, amended or repealed by vote of the holders of the shares at any time entitled to vote in the election of any

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



directors. Bylaws may also be adopted, amended or repealed by the Board of Directors by the vote of a majority of the directors present at a meeting of the Board at which a quorum is present, but any by-law adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as hereinabove provided.

If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.


                                  ARTICLE VIII

                           Operation as a Cooperative

Section 8.1. Effective Date. Effective June 25, 1995, the Corporation shall, for federal tax purposes, operate on a cooperative basis in accordance with Subchapter T of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended.

Section 8.2. Members. There shall be one class of members of this cooperative Corporation, consisting of the holders of its voting common stock. Those eligible for membership shall consist of producers of agricultural products marketed by this cooperative Corporation and other cooperatives having such producers as their members. All members of this cooperative Corporation shall constitute patrons for purposes of its cooperative operations.

Section 8.3. Voting Rights. Each member of this cooperative Corporation shall be entitled to cast one vote on any corporate action which is taken by membership vote, regardless of the number of shares of the stock of the Corporation held by such member.

Section 8.4. Membership Nontransferable. The voting common stock of this cooperative Corporation shall not be transferable or salable to any person other than the Corporation on such terms and conditions as its Board of Directors imposes.

Section 8.5.  Business with Non-Members.

(a) The value of business which this cooperative Corporation does with non-members in any fiscal year shall not be as great as the value of business it does with members during that year.

(b) This cooperative Corporation may extend the benefits of its programs to non-members which are producers of the agricultural products which it markets by granting such producers the status of non-member patrons. Such status can be conferred by a vote of a majority of the entire Board of Directors at either a regular or special meeting and can be revoked in the same manner when the best interests of this cooperative Corporation will be served thereby. Non-member patrons may be required to pay assessments and must observe such other terms and conditions as may be determined by the Board. In the event of termination or withdrawal of a non-member patron, the Board shall cause this cooperative Corporation to pay any obligations due such non-member patron in accordance with policies established by the Board. Termination or withdrawal shall not, however, relieve such non-member patron from its accrued financial obligations to this cooperative Corporation, except as otherwise determined by the Board.

(c) This cooperative Corporation may conduct business with non- members without conferring the status of patron upon them. The Board of Directors shall establish the terms and conditions of such activity. Such business may be authorized if it is deemed that such activity can be construed to be in the best interest of the members and is consistent with the Certificate of Incorporation, these Bylaws, any rules and policies of the Board, and all applicable laws.

Section 8.6. Operation at Cost and Capital Contributions of Patrons. The operations of this cooperative Corporation shall be conducted so that its patrons will through their patronage furnish capital for the Corporation. To assure that this cooperative Corporation operates on a service-at-cost basis, this Corporation is obligated annually to account on a patronage basis to its patrons for all amounts received from the furnishing of services in excess of operating expenses properly chargeable against the services furnished.

Section 8.7. Patronage Proceeds. The patronage proceeds of this cooperative Corporation will be determined by the Board of Directors in accordance with Subchapter T of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, and consistently applied generally accepted accounting principles.

Section 8.8. Payment, Allocation and Retention of Patronage Proceeds.

(a) Without any further action on the part of any officer or the Board of Directors, this cooperative Corporation shall be absolutely liable for the payment or allocation to each patron of its pro rata share of the patronage proceeds of the Corporation. Such payment or allocation shall be accomplished annually within 8 1/2 months after the close of each fiscal year of this cooperative Corporation. Such payment or allocation shall be in cash, in qualified written notices of allocation or in nonqualified written notices of allocation (as defined in Subchapter T of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended), as the Board of Directors shall determine each year. If payment is made by qualified written notices of allocation, at least 20% of the total patronage dividend shall be paid in cash.

(b) Upon such terms and conditions and in such amounts as are deemed advisable in the discretion of the Board of Directors, a portion of the patronage proceeds may be retained in this cooperative Corporation for use as working capital or for such other purposes as may be determined by the Board. Such portion of the patronage proceeds so retained shall be allocated among the patrons entitled thereto; the balance of the patronage proceeds not so retained shall be paid in cash.

Section 8.9. Taxable Income of Patrons. Each producer which hereafter applies for and is accepted for patron status in this cooperative Corporation and each patron of this cooperative Corporation on the effective date set forth in
Section 8.1 above which continues as a patron after such date shall, by such act alone, consent that any distributions with respect to its patronage occurring after said date which are made in qualified written notices of allocation will be taken into account by it at their stated dollar amounts in the manner provided in Subchapter T of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, in the taxable year(s) in which such qualified written notices of allocation are received by it from the Corporation.

Section 8.10. Non-Patronage Earnings. Income derived from investments and from business activity with non-patrons shall be utilized in the operation of this cooperative Corporation in such manner as may be determined from time to time by the Board of Directors. Subject to the provisions of the Certificate of Incorporation, these Bylaws, and applicable law, non-patronage dividends may be declared and paid on the stock of this Corporation in such amounts and at such times as the Board may determine.

Section 8.11. Handling of Losses. Any losses which may be incurred by this cooperative Corporation shall be treated in such manner as may be determined by the Board of Directors in its discretion, taking into account the tax consequences of such losses.

Section 8.12. Dissolution. The procedure for dissolution of this cooperative Corporation shall be to convert all assets into cash and then allocate the cash in the following order or priority:

(a)  To pay the necessary costs of dissolution.

(b) To pay any remaining debts and obligations of this cooperative Corporation.

(c) To pay all outstanding written notices of allocation on a pro rata basis, without priority.

(d) To redeem any outstanding capital stock of the Corporation which has a par value at its par value.


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


(e) To distribute any remaining funds to the current and former patrons of this cooperative Corporation in proportion to their respective total cumulative patronage business with it on and after the effective date specified in Section
8.1 above.

Section 8.13. Conflicts. In the event that any provision of this Article VIII is inconsistent with any other provision of these Bylaws, the terms and conditions of this Article shall control the operations of this cooperative Corporation on and after the effective date specified in Section 8.1 above.


                                       20